Exhibit 99.1

IO World Media Announces Acquisition of Up Your Ratings, Inc.

TAMPA, Fla.--(BUSINESS WIRE)—November 14, 2011—IO World Media, Incorporated (“the Company”) (OTC QB: IWDM) announces that effective November 9, 2011, the Company completed the acquisition of all the issued and outstanding shares of common stock of Up Your Ratings, Inc. (“UYR”) in exchange for the issuance to the three former stockholders of UYR of an aggregate of 30,000,000 shares of its common stock.  As a result of this acquisition, UYR has become a wholly owned subsidiary of the Company.

UYR is a private company with unique intellectual property that has been developed principally by Randy Michaels.

Certain statements in this release could constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise stated in this news announcement, IO World Media, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information or future events.

Contact:

Marc Robins, CFA

Scott Butler

877-276-2467

Catalyst Financial Resources, LLC